EXHIBIT 21.1

Subsidiaries of the Company

1st Tier

—	ManTech Command Control Systems Corporation, a Virginia corporation
—	ManTech Information Systems &Technology Corporation, a Virginia corporation
—	ManTech Security & Mission Assurance Corporation, a Delaware corporation
—	ManTech Solutions & Technologies Corporation, a Virginia corporation
—	ManTech Systems Engineering Corporation, a Virginia corporation
—	ManTech Environmental Corporation, a Virginia corporation
—	ManTech Support Technology, Inc., a Virginia corporation
—	NSI Technology Services Corporation, a California corporation
—	ManTech Advanced Systems International, Inc., a Virginia corporation
—	ManTech Telecommunications and Information Systems Corporation, a Delaware corporation
—	ManTech Europe Systems Corporation, a Virginia corporation
—	ManTech Australia Pty. Ltd., a corporation organized and existing under the laws of the Commonwealth of Australia
—	ManTech Australia International, Inc., a Virginia corporation
—	ManTech U.K. Systems Corporation, a Virginia corporation
—	ManTech Advanced Development Group, Inc., a California corporation
—	ManTech Security Technologies Corporation, a Virginia corporation
—	ManTech Gray Hawk Systems, Inc., a Virginia corporation
—	ManTech GRS Solutions, Inc., a Maryland corporation
—	ManTech SRS Technologies, Inc., a California corporation
—	ManTech Global Services Corporation, a Virginia corporation
—	ManTech MBI, Inc., a Virginia corporation

2nd Tier

—	Technology Management Corporation, a Virginia corporation
—	ManTech Systems Corporation, a New Jersey corporation
—	ManTech Systems Solutions Corporation, a Virginia corporation
—	MASI U.K. Limited, a corporation organized and existing under the laws of the United Kingdom
—	Field Support Services Muhendislik Ltd. Sti., a corporation organized and existing under the laws of Turkey
—	Redesmundial, S.A., a corporation organized and existing under the laws of the Republic of Panama
—	ManTech Europe, Ltd., a corporation organized and existing under the laws of the United Kingdom
—	ManTech Test Systems, Inc., a Virginia corporation
—	ManTech Environmental Research Services Corporation, a Virginia corporation
—	DB Data Systems, LLC, a Virginia corporation
—	Gray Hawk Technology Solutions, LLC, a Virginia corporation
—	Hawkeye Systems, LLC, a Virginia corporation
—	Symmetron Holding Corporation, a Virginia corporation

3rd Tier

—	ManTech Advanced Recognition Limited, a corporation organized and existing under the laws of the United Kingdom
—	ManTech Database Services Europe Limited, a corporation organized and existing under the laws of the United Kingdom
—	Symmetron, LLC, a Virginia corporation